IMPORTANT
INFORMATION

FOR SHAREHOLDERS OF
TARO PHARMACEUTICAL INDUSTRIES LTD.

The Annual General Meeting of Taro Pharmaceutical Industries Ltd., scheduled for December 31, 2009, is fast approaching, and,

YOUR VOTE IS CRITICAL
TO PROTECTING YOUR INVESTMENT
IN TARO.

If you are a Taro shareholder and have not received the Company’s Proxy Materials, or the Company’s recent letters to shareholders, or if you need assistance to cast your vote, please contact Taro at: taro@georgeson.com, or please call toll-free from anywhere in Europe: 001-866-741-9588.

YOUR VOTE IS IMPORTANT,
REGARDLESS OF THE NUMBER
OF SHARES YOU OWN.

IMPORTANT

For additional information or if you need any assistance voting your proxy, you can always call Georgeson Inc., our proxy solicitor, between the hours of 9:00 am and 11:00 pm EST, Monday through Friday. U.S. and international shareholders may call toll-free +1-866-741-9588. Banks and brokers may call +1-212-440-9800. European and Israeli institutional investors may call +39-06-421-71-777.